Original Electronically Transmitted to the Securities and Exchange Commission on
May 4, 1994                                 Registration No. 33-
================================================================================
                SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC 20549


                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                         NYNEX CORPORATION

                A Delaware             I.R.S. Employer
                Corporation            No. 13-3180909

       1113 Westchester Avenue, White Plains, New York 10604
                   Telephone Number 914 644-6400


                  NYNEX Corporation Savings Plan
                      for Salaried Employees


                         Agent for Service

                           P.M. Ciccone
                  Vice President and Comptroller
                         NYNEX Corporation
                      1113 Westchester Avenue
                   White Plains, New York 10604
                   Telephone Number 914 644-6400


           Please send copies of all communications to:
                      Raymond F. Burke, Esq.
           Executive Vice President and General Counsel
                         NYNEX Corporation
                      1113 Westchester Avenue
                   White Plains, New York 10604

                  CALCULATION OF REGISTRATION FEE
                            (1)         (2)
                         Proposed    Proposed
                          maximum     maximum         (3)
 Title of                offering    aggregate     Amount of
Securities   Amount to     price     offering     Registration
  to be         be       per share     price          fee
registered  registered
                (1)
Common
Stock, par
value $1    5,000,000     $36.50*   $182,500,000   $62,931.48
per share
shares

<F01>
(1) Represents the estimated number of Shares that may be acquired by the Trustee under the NYNEX Corporation Savings Plan for Salaried Employees
    (the "Plan").

<F02>
* Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule
    457(h) based upon the average of the high and low prices per share of Common Stock of NYNEX Corporation as quoted on the New York Stock Exchange--Composite Transactions listing for
    April 29, 1994.

<F03>
** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


As permitted by Rule 429 under the Securities Act of 1933, the Prospectus related to this Registration Statement also covers securities registered under Registration Statement Nos. 2-95634,
2-95780 and 33-21635.

Item 3.  Incorporation of Documents by Reference.

The following documents filed by NYNEX Corporation ("NYNEX") with the Securities and Exchange Commission under the Securities
Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

       (1) NYNEX's Annual Report on Form 10-K for the year ended December 31, 1993, as amended;

       (2) NYNEX's Current Reports on Form 8-K dated January 24 and March 24, 1994;

       (3) NYNEX's Savings Plan for Salaried Employees Annual Report on Form 11-K for the year ended December 31, 1993;

       (4) The description of NYNEX's Common Stock on Form 10 dated November 15, 1983 and Form 8-A dated October 20, 1989, as amended.

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to termination of the offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     The  consolidated  financial  statements  and  consolidated financial statement schedules of NYNEX and its subsidiaries included or incorporated by reference in NYNEX's Annual Report on Form 10-K for the year ended December 31, 1993 and the financial statements and Schedule of Investments of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1993, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the reports of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The legality of the securities offered hereby will be passed upon for NYNEX by Raymond F. Burke, Executive Vice President and
General Counsel.

Item 6.  Indemnification of Directors and Officers.

    Section 145, as amended, of the Delaware General Corporation Law provides that a Delaware corporation may indemnify, among others, its officers, directors, employees and agents under the circumstances described in the statute. Article 9, as amended May 6, 1987, of the Restated Certificate of Incorporation of NYNEX provides for indemnification of NYNEX directors and officers as follows:


         "9.1 The corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a director or officer of the corporation, or (b) as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against expenses (including attorneys'
    fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section 9.2 of this Article with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

         9.2 Any indemnification or advancement of expenses required under this Article shall be made promptly, and in any event within sixty days, upon the written request of the person indemnification pursuant to this Article is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         9.3 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 9 shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

        9.4 The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the General Corporation Law of Delaware or otherwise.

         9.5 If this Article or any portion thereof shall be invalidated on any ground by any court of competent
    jurisdiction, then the corporation  shall   nevertheless
    indemnify each director and officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law."

      Substantially identical indemnification provisions are contained in NYNEX's By-Laws.

    The directors and officers of NYNEX are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by NYNEX.

Item 8.  Exhibits.

Exhibit
Number

5 Opinion of Raymond F. Burke, Executive Vice President and General Counsel, NYNEX Corporation, as to the legality of the securities being registered.

23-a    Consent of Coopers & Lybrand.

23-b Consent of Raymond F. Burke, Executive Vice President and General Counsel, NYNEX Corporation, filed as Exhibit
        5.

24      Powers of Attorney.

      The undersigned registrant hereby undertakes that it will submit the Plan, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes thereto required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.

        (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, NYNEX Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 3rd day of May 1994.

                            NYNEX CORPORATION


                               P. M. Ciccone
                            By P. M. Ciccone

                              (P. M. Ciccone, Vice President and Comptroller)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:
      W. C. Ferguson*             Chairman of the Board and
                                  Chief Executive Officer


Principal Financial Officer:
       F. V. Salerno*              Vice Chairman
                                   Finance and Business Development


Principal Accounting Officer:
       P. M. Ciccone*              Vice President and Comptroller


A Majority of Directors:

   John Brademas*
   Randolph W. Bromery*
   John J. Creedon*
   William C. Ferguson*
   Stanley P. Goldstein*          P. M. Ciccone
   Helene L. Kaplan*          *By P. M. Ciccone
   Elizabeth T. Kennan*         (P. M. Ciccone, as attorney-in-fact
   Edward E. Phillips*          and on his own behalf as
   Frederic V. Salerno*         Principal Accounting Officer)
   Ivan G. Seidenberg*
   Walter V. Shipley*           May 3, 1994
   John R. Stafford*

                            SIGNATURES






The Plan


     Pursuant to the requirements of the Securities Act of 1933, the NYNEX Corporation Savings Plan for Salaried Employees has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 2nd day of May 1994.

                       NYNEX Corporation Savings Plan for Salaried Employees

                       By NYNEX Savings Plan Committee


                       By D. J. Sacco
                          D. J. Sacco, Chairman